                                  EXHIBIT 99.1

                           LICENSE PURCHASE AGREEMENT

                                     between

                             AVANIR PHARMACEUTICALS

                                       and

                             DRUG ROYALTY USA, INC.

                         Dated as of November 22, 2002

                                TABLE OF CONTENTS

Article I. INTERPRETATION......................................................................................   2
         1.1      Definitions..................................................................................   2
         1.2      Headings.....................................................................................   5
         1.3      Number and Gender............................................................................   6
         1.4      Entire Agreement.............................................................................   6
         1.5      Applicable Law...............................................................................   6
         1.6      Currency.....................................................................................   6
         1.7      Exhibits and Schedules.......................................................................   6
Article II. PURCHASE...........................................................................................   7
         2.1      Purchase of SB License.......................................................................   7
         2.2      Termination of SB License Agreement..........................................................   8
Article III. PAYMENTS..........................................................................................   8
         3.1      Payment of Purchase Price....................................................................   8
         3.2      Remittances of Royalties.....................................................................   8
         3.3      Royalty Statements...........................................................................   9
Article IV. REPRESENTATIONS AND WARRANTIES OF AVANIR...........................................................   9
         4.1      Corporate Matters............................................................................   9
         4.2      SB License Agreement.........................................................................  10
         4.3      Absence of Conflicting Agreements............................................................  10
         4.4      Consents, Approvals, Etc.....................................................................  11
         4.5      Compliance with Applicable Law...............................................................  11
         4.6      Litigation...................................................................................  11
         4.7      Capacity to Carry on Business................................................................  12
         4.8      Patents......................................................................................  12
         4.9      Docosanol Licenses...........................................................................  12
         4.10     Trademarks...................................................................................  13
         4.11     Disclosure...................................................................................  13
Article V. REPRESENTATIONS AND WARRANTIES OF DRC USA...........................................................  13
         5.1      Corporate Matters............................................................................  13
         5.2      Financial Resources..........................................................................  14
Article VI. CLOSING............................................................................................  14
         6.1      Closing......................................................................................  14
         6.2      Conditions to Closing........................................................................  14
         6.3      Deliveries at Closing........................................................................  15
Article VII. INDEMNIFICATION...................................................................................  16
         7.1      Third Party Claims...........................................................................  16
         7.2      Limits on Indemnification....................................................................  17
Article VIII. COVENANTS........................................................................................  18
         8.1      Cooperation..................................................................................  18
         8.2      Non-Interference.............................................................................  18
         8.3      Access.......................................................................................  18

                                      (i)

         8.4      Other Information............................................................................  18
         8.5      Patents......................................................................................  19
         8.6      SB License Agreement.........................................................................  19
         8.7      Patent Litigation............................................................................  20
         8.8      Books and Records............................................................................  20
         8.9      Notification.................................................................................  20
         8.10     Further Licenses.............................................................................  20
         8.11     Transfer of Patents..........................................................................  21
Article IX. TERM AND TERMINATION...............................................................................  21
         9.1      Term.........................................................................................  21
         9.2      Termination..................................................................................  21
         9.3      Partial Termination of SB License Agreement..................................................  21
         9.4      Termination of SB License Agreement..........................................................  22
         9.5      Survival.....................................................................................  22
Article X. EVENTS OF DEFAULT...................................................................................  23
         10.1     Events of Default............................................................................  23
         10.2     Remedies upon Event of Default...............................................................  23
         10.3     Specific Performance.........................................................................  23
         10.4     Partial Exercise of Rights...................................................................  23
Article XI. GENERAL............................................................................................  24
         11.1     Confidentiality..............................................................................  24
         11.2     Survival of Representations and Warranties...................................................  24
         11.3     Amendment....................................................................................  24
         11.4     Waiver of Rights.............................................................................  24
         11.5     Tender.......................................................................................  24
         11.6     Performance on Holidays......................................................................  25
         11.7     Financial Reporting Standards................................................................  25
         11.8     Expenses.....................................................................................  25
         11.9     Notices......................................................................................  25
         11.10    Assignment...................................................................................  27
         11.11    Further Assurances...........................................................................  27
         11.12    Independent Parties..........................................................................  27
         11.13    Public Announcements.........................................................................  27
         11.14    Severability.................................................................................  28
         11.15    Counterparts.................................................................................  28
         11.16    Facsimile Execution..........................................................................  28

                                      (ii)

                           LICENSE PURCHASE AGREEMENT

THIS AGREEMENT is made as of the 22 day of November, 2002

B E T W E E N:

                             AVANIR PHARMACEUTICALS,
                            a California corporation

                                     - and -

                             DRUG ROYALTY USA, INC.,
                              a Nevada corporation

BACKGROUND:

Avanir Pharmaceuticals ("Avanir") is a biopharmaceutical drug discovery and development company based in San Diego, California engaged in research, discovery, development and licensing of innovative drug products.

Drug Royalty USA, Inc. ("DRC USA") provides liquidity to owners of healthcare royalty interests, including life science companies.

Avanir is the owner of all right, title and interest in certain patents, identified in Schedule A hereto, and know-how relating to a compound known as docosanol.

Avanir has licensed the right to develop and commercialize docosanol in certain countries of the world under the aforesaid patents and know-how.

Pursuant to a license agreement dated March 31, 2000, Avanir granted to SB Pharmco Puerto Rico Inc. ("SB"), a wholly-owned subsidiary of GlaxoSmithKline plc ("GSK"), with a right to grant sublicensees to affiliates and permitted assigns, certain rights to develop and commercialize docosanol in the United States and Canada under the aforesaid patents and know-how (the "SB License Agreement").

In accordance with the SB License Agreement, SB manufactures, markets and distributes the Product (as defined below) in the United States as an over-the-counter ("OTC") product and has sought similar approval for marketing in Canada.

DRC USA wishes to purchase from Avanir all of its right, title and interest in the SB License Agreement with respect to the Product in the Field in the Territory (each, as defined below).

         IN CONSIDERATION of the premises, the mutual covenants in this Agreement and of other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each Party, the Parties agree as follows:

                                    ARTICLE I.
                                 INTERPRETATION

1.1      Definitions

         In this Agreement:

         "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified;

         "Agreement" means this agreement, the recitals, all attached schedules and any agreement, exhibit or schedule supplementing or amending this agreement. All uses of the words "hereto", "herein," "hereof," "hereby" and "hereunder" and similar expressions refer to this Agreement and not to any particular section or portion of it. References to an Article, Section, Subsection, Exhibit or Schedule refer to the applicable article, section, subsection, exhibit or schedule of this Agreement;

         "Applicable Law" means, in respect of any Person, property, transaction or event, any statute, law, ordinance, rule, regulation, regulatory policy, order, judgment or decree applicable to that Person, property, transaction or event;

         "Avanir" means Avanir Pharmaceuticals, a California corporation;

         "Business Day" means any day of the week other than a Saturday, Sunday or statutory or civic holiday observed in the United States;

         "Claims" has the meaning assigned thereto in Article VII;

         "Closing", "Closing Date" and "Time of Closing" have the respective meanings assigned thereto in Article VI;

         "Closing Document" means any document, instrument, undertaking or agreement made or delivered pursuant to or in connection with this Agreement;

         "Collateral" has the meaning assigned thereto in Section 1(d) of the Security Agreement;

         "Consent and Acknowledgment" has the meaning assigned thereto in
Section 6.2(a)(iii);

         "DRC USA" means Drug Royalty USA, Inc., a Nevada corporation, and any Affiliate;

         "Encumbrance" has the meaning assigned thereto in Section 6.2(a)(iv);

         "Event of Default" has the meaning assigned thereto in Section 10.1;

         "Field" means the Non-Prescription Use of Product in humans for the prevention or treatment of herpes labialis, also known as cold sores/fever blisters;

         "GAAP" means generally accepted accounting principles as established in the United States;

         "Governmental Agency" means any domestic or foreign government whether federal, provincial or municipal and any governmental agency, governmental authority, governmental tribunal or governmental commission of any kind whatever;

         "including," when used herein or in any Closing Document, means "including without limitation" and shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it;

         "Indemnified Party" has the meaning assigned thereto in Article VII;

         "Indemnifying Party" has the meaning assigned thereto in Article VII;

         "Indemnity Notice" has the meaning assigned thereto in Article VII;

         "Know-How" means the technical information and know-how in the Field which has already been communicated to SB under the SB License Agreement including all biological, chemical, pharmacological, toxicological, clinical, assay, control and manufacturing data and any other information relating to Product and useful for the development and commercialization of Product;

         "Net Sales" means the gross receipts representing sales of the Product in the Field in the Territory under the SB License Agreement by SB, its Affiliates (as defined in the SB License Agreement) or its/their permitted sublicensees to Third Parties (as defined in Paragraph 1.15 of the SB License Agreement) in finished product form (i.e., packaged and labelled for sale to the ultimate consumer) less deductions for: (i) transportation charges, including insurance, for transporting Product, (ii) trade, quantity and cash discounts on Product, (iii) allowances or credits to customers on account of rejection or return of Product. Sales between SB, its Affiliates or its/their permitted sublicensees shall be excluded from the computation of Net Sales and no royalties will be payable on such sales;

         "Non-Prescription Use" means that a prescription from a physician or other health care professional is not required by the regulatory authorities in a country in which Product is purchased to enable consumers to purchase Product;

         "Notice" has the meaning assigned thereto in Section 11.9;

         "Parties" means Avanir and DRC USA, collectively, and "Party" means one of them;

         "Patents" means all patents and patent applications in the Territory as set forth on Schedule A attached hereto and all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals or extensions thereof. Also included within the definition of Patents are any patents or patent applications in the Territory which generically or specifically claim an improvement to a medicinal product in the Field including docosanol as an ingredient or an improvement to a process for preparing a medicinal product in the Field including docosanol as an ingredient, which are developed by Avanir, or which Avanir otherwise has the right to grant licenses, now or in the future, during the term of the SB License Agreement;

         "Patent Licenses" has the meaning set forth in Section 4.9(a);

         "Person" includes an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, or any other entity;

         "Product" means a medicinal product in the Field including as an ingredient the chemical compound known as docosanol, whose more specific chemical formula is CH3 (CH2)20 - CH20H and other aliphatic saturated straight chain monohydric alcohols of chain length C20 - C28, its prodrugs and metabolites, and all esters, salts, hydrates, solvates, polymorphs and isomers thereof, and shall include compositions comprising such compound, prodrug or metabolites, or esters, salts, hydrates, solvates, polymorphs and isomers or any product, the manufacture, use, sale or import of which, but for the license granted under the SB License Agreement, infringes any Patent or employs any Know-How in the Field;

         "Purchase Price" has the meaning set forth in Section 3.1;

         "Royalty Revenues" has the meaning set forth in Section 2.1;

         "SB License Agreement" has the meaning set forth in the recitals to this Agreement;

         "SB" means SB Pharmco Puerto Rico Inc., a wholly-owned subsidiary of
GSK;

         "Security Agreement" has the meaning set forth in Section 6.2(a)(v);

         "Territory" means Canada and the United States of America, including all of its territories and possessions (including, but without limitation, Puerto Rico);

         "Third Party" means any Person other than Avanir or DRC USA or their respective Affiliates;

         "Trademarks" has the meaning set forth in Section 4.10(a);

         "Transmission" means any electronic means of sending messages, including facsimile transmission, which produces a paper record; and

         "USPTO" means the United States Patent and Trademark Office.

1.2      Headings

         The division of this Agreement into Articles, Sections, Subsections and Schedules and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The Article, Section, Subsection and Schedule headings in this Agreement are not intended to be full or precise descriptions of the text to which they refer and are not to be considered part of this Agreement.

1.3      Number and Gender

         In this Agreement, words in the singular include the plural and vice-versa and words in one gender include all genders.

1.4      Entire Agreement

         This Agreement, together with the Closing Documents, constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, negotiations, discussions and understandings, written or oral including the letter of intent executed by the Parties, dated September 10, 2002, as amended. There are no representations, warranties, conditions, other agreements or acknowledgements, whether direct or collateral, or express or implied, that form part of or affect this Agreement, or which induced any Party to enter into this Agreement or on which reliance is placed by any Party, except as specifically set forth in this Agreement or in the Closing Documents.

1.5      Applicable Law

         Unless otherwise specified in an Exhibit, this Agreement shall be governed by, and interpreted and enforced in accordance with, the laws in force in the State of New York, without giving effect to the principles of conflicts of law thereof. The Parties irrevocably submit to the exclusive jurisdiction of either state or federal court located in the City and County of New York with respect to any matter arising hereunder or related hereto. The Parties hereto hereby irrevocably waive any rights to trial by jury.

1.6      Currency

         Unless specified otherwise in this Agreement, all statements of or references to monetary amounts in this Agreement are to United States Dollars.

1.7      Exhibits and Schedules

         The following Exhibits and Schedules form part of this Agreement:

Exhibit             Description of Exhibit (Reference)
-------             ----------------------------------
A                   SB License Agreement (Recitals, Definitions, Section 4.2)
B                   Consent and Acknowledgement (Section 6.2)
C                   Royalty Statements (Section 4.2)
D                   Security Agreement (Section 6.2)

Schedule            Description of Schedule (Reference)
--------            -----------------------------------
A                   Patents (Recitals, Section 4.8)
B                   Trademarks (Section 4.10)
C                   Litigation (Section 4.6)
D                   Patent Licenses (Section 4.9)
E                   Patent Matters (Section 4.8)

                                   ARTICLE II.
                                    PURCHASE

2.1      Purchase of SB License

         Avanir agrees to sell, assign and transfer to DRC USA and DRC USA agrees to purchase an undivided interest in all rights, title and interests of Avanir in and to the SB License Agreement with respect to the Product in the Field in the Territory to the extent set forth herein, including without limitation:

         (a) The right, for the period beginning October 1, 2002 through the expiration or termination of this Agreement, to receive one hundred percent (100%) of the annual Royalty Revenues (as defined below) calculated on the first Sixty-Two Million Dollars ($62,000,000) of Net Sales during each calendar year and fifty percent (50%) of the annual Royalty Revenues calculated on Net Sales in excess of Sixty-Two Million Dollars ($62,000,000) during each calendar year. For the purpose of this Agreement, "Royalty Revenues" means the percentage royalties set forth in Paragraph 3.02 of the SB License Agreement with respect to any Net Sales (as defined in this Agreement), subject to the provisions of Paragraphs 3.03 through 3.08, 4.01 and 4.02 of the SB License Agreement.

         (b) The right to be kept informed of the progress of SB's efforts to develop and commercialize the Product as set forth in Paragraph 5.02(a) of the SB License Agreement and to designate one (1) voting member in place of one of Avanir's two (2) members on the Steering Committee as contemplated by Paragraph 5.05 of the SB License Agreement.

         (c) The right to exercise the audit rights accorded to Avanir under Paragraph 9.01 of the SB License Agreement in respect of the Product in the Field in the Territory. DRC USA agrees that it shall provide Avanir with the results of any audit it conducts under the SB License Agreement. In addition, DRC agrees that, in the event that Avanir requests an audit of SB under the SB License Agreement and provides DRC USA with a reasonable basis for conducting such audit, DRC USA shall conduct such audit under the SB License Agreement.

         (d) The right to receive from SB, within thirty (30) days after the close of each calendar quarter, a true accounting of all Product sold by SB in the Field in the Territory in accordance with Paragraph 9.02 of the SB License Agreement.

2.2      Termination of SB License Agreement

         In the event that the SB License Agreement is terminated in whole or in part, (i) if Avanir undertakes distribution of the Product pursuant to Section
9.3 or 9.4, then Avanir shall pay DRC USA percentage royalties equal to those set forth in Paragraph 3.02 of the SB License Agreement on Avanir's Direct Sales (as defined below) for the remaining term of this Agreement in accordance with
Section 3.2(c) hereof, provided that 50% of royalties calculated on sales in excess of $62,000,000 during each calendar year shall be retained by Avanir, or
(ii) if Avanir enters into a new license with any Third Party pursuant Section
9.3 or 9.4, such agreement shall provide that DRC USA shall be paid directly by such Third Party the amount of all future royalty payments with respect to sales of Product in the Field in the Territory for the remaining term of this Agreement, provided that 50% of royalties calculated on sales in excess of $62,000,000 during each calendar year shall be paid to Avanir. For purposes of this Section 2.2, "Direct Sales" means the gross receipts representing sales of the Product in the Field in the Territory by Avanir, its Affiliates or their sublicensees to Third Parties in finished product form (i.e., packaged and labeled for sale to the ultimate consumer) less deductions for: (i) transportation charges, including insurance, for transporting Product, (ii) trade, quantity and cash discounts on Product, (iii) allowances or credits to customers on account of rejection or return of Product. Sales between Avanir, its Affiliates or their sublicensees shall be excluded from the computation of Direct Sales and no royalties will be payable on such sales.

                                   ARTICLE III.
                                     PAYMENTS

3.1      Payment of Purchase Price

         (a) Subject to paragraph 3.1(b) hereof, in consideration for the rights sold, assigned and transferred pursuant to Article II hereof, and other provisions of this Agreement, DRC USA shall pay to Avanir Twenty Million Five Hundred Thousand Dollars ($20,500,000) at the Closing (the "Purchase Price").

         (b) Within five (5) Business Days of notice by Avanir to DRC USA of Avanir's receipt from the USPTO of a grant of patent term extension of five
(5) years with respect to US Patent Number 4,874,794, DRC USA shall pay Avanir
(i) Three Million Six Hundred Twenty Thousand Seven Hundred Forty Eight Dollars ($3,620,748) or (ii) in the event that the period of such extension is less than five (5) years, an amount equal to Seven Hundred Twenty Four Thousand One Hundred Forty Nine Dollars and Sixty Cents ($724,149.60) for each year of the extension granted, prorated for any partial year extension granted.

3.2      Remittances of Royalties

         (a) Beginning with the payment that is required with respect to the three (3) month period ended December 31, 2002 through the expiration or termination of this Agreement, each payment of Royalty Revenues calculated on the first Sixty-Two Million Dollars ($62,000,000) of

Net Sales during each calendar year shall be made directly to DRC USA. Such payments shall be made to DRC USA without any withholding or deduction there from, except as required by Applicable Law, as set forth in Paragraph 9.04 of the SB License Agreement, as amended by the Consent and Acknowledgment.

         (b) Beginning with the payment that is required with respect to the three (3) month period ended December 31, 2002 through the expiration or termination of this Agreement: (1) 50% of each payment of Royalty Revenues calculated on Net Sales in excess of Sixty Two Million Dollars ($62,000,000) during each calendar year shall be made directly to DRC USA by SB, and (2) 50% of each such payment shall be made directly to Avanir by SB.

         (c)      Payments to DRC USA pursuant to Section 2.2 hereof or this
Section 3.2 shall be made by wire transfer or federal funds or other funds immediately available to DRC USA's bank: JPMorganChase Bank, New York, New York; or such other account as DRC USA shall notify SB, GSK and Avanir.

         (d) The accounting of Product sold by SB in the Field in the Territory as required under Paragraph 9.02 of the SB License Agreement shall be provided to each of Avanir and DRC USA.

3.3      Royalty Statements

         In the event of a disagreement with the calculation of the payment of Royalty Revenues in accordance with Paragraphs 3.02 to 3.08, 4.01 and 4.02 of the SB License Agreement, DRC USA and/or Avanir shall provide a written notice of its objection to the other party and SB and the parties notified shall meet to discuss the matter and use reasonable efforts to address the concerns of DRC USA and/or Avanir to the mutual satisfaction of DRC USA, Avanir and SB.

                                  ARTICLE IV.
                    REPRESENTATIONS AND WARRANTIES OF AVANIR

         Avanir represents and warrants to DRC USA as follows and acknowledges that DRC USA is relying on such representations, warranties and covenants in entering into this Agreement:

4.1      Corporate Matters

         (a) Avanir is a corporation duly incorporated, organized and in good standing under the laws of the State of California.

         (b) Avanir has all the necessary power, right and authority to carry on its business as it is presently conducted.

         (c) Avanir has all necessary power, right and authority to execute and deliver, and to observe and perform its covenants and obligations under this Agreement and the Closing Documents to which it is a party.

         (d) Avanir has taken all corporate action necessary to authorize the execution and delivery of, and the observance and performance of its covenants and obligations under this Agreement and the Closing Documents to which it is a party.

         (e) This Agreement and each Closing Document to which Avanir is a party has been or will be duly executed and delivered by Avanir, and this Agreement and each Closing Document to which Avanir is a party, constitutes or will constitute a legal, valid and binding obligation of Avanir enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity.

         (f) No proceedings have been taken or authorized by Avanir or, to the knowledge of Avanir, by any other Person, with respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of Avanir.

4.2      SB License Agreement

         (a) The SB License Agreement, attached as Exhibit A hereto, is in full force and effect and is unaltered and unamended, except as provided in the Consent and Acknowledgment. Except as set forth in Schedule C, Avanir has not received any notice, and Avanir is not otherwise aware of, any actual or potential defense or claim (including any claim of recoupment) of SB that could be asserted against DRC USA as assignee.

         (b) The royalty statements for the period January 1, 2001 through September 30, 2002 describing the calculation of royalties and applicable exchange rates provided by SB pursuant to Section 9.02 of the SB License Agreement, attached as Exhibit C hereto, are up-to-date and, to the knowledge of Avanir, complete and accurate in all material respects.

         (c) Avanir has completed its obligations to obtain regulatory approvals under the SB Agreement and has fully performed in all material respects all obligations of Avanir under the SB License Agreement necessary for sales of the Product in the Field in the Territory; provided that Avanir may provide information and assistance to SB at SB's request.

4.3      Absence of Conflicting Agreements

         Neither the execution and delivery of this Agreement or the Closing Documents, nor the observance and performance by Avanir of any covenant or obligation under this Agreement or any Closing Document to which it is a party, or the consummation of any of the transactions contemplated thereby, contravenes or results in, or will contravene or result in, a material violation of or a material default under (with or without the giving of notice or lapse of time, or both) or in the acceleration of any obligation under:

         (a)      any Applicable Law;

         (b) the articles of incorporation or by-laws of Avanir or any directors' or shareholders' resolutions of Avanir; or

         (c) any material instrument, contract, lease, license, patent or other agreement to which Avanir is a party, or by which it or its business or property is bound or affected.

4.4      Consents, Approvals, Etc.

         Other than the Consent and Acknowledgement of SB and GSK in accordance with Section 8.4 hereof, no consent, approval, license, order or authorization, registration, declaration or filing with or of any Governmental Agency or other Person is required by Avanir, in connection with:

         (a) the execution and delivery by Avanir of this Agreement and the Closing Documents to which it is a party;

         (b) the observance and performance by Avanir of its obligations under this Agreement and the Closing Documents to which it is a party; or

         (c) the consummation of any of the transactions contemplated thereby.

4.5      Compliance with Applicable Law

         Avanir has conducted and is conducting its business in compliance with all Applicable Laws, and not in breach of any Applicable Laws, except for breaches which do not or will not (either individually or in the aggregate) adversely affect Avanir's ability to perform its obligations under this Agreement.

4.6      Litigation

         Except as disclosed in Schedule C, there is no claim, demand, suit, action, cause of action, dispute, proceeding, litigation, investigation, grievance, arbitration, governmental proceeding or other proceeding, including appeals and applications for review, in progress against, by or relating to Avanir, which would question the validity of the Agreement or Avanir's ability to carry out its obligations hereunder, nor to the knowledge of Avanir, are any of the same pending or threatened. There is not presently outstanding against Avanir or any of the Patents, any judgment, decree, injunction, order or award of any court, Governmental Agency or arbitrator that has a material adverse effect on Avanir or its business or property.

4.7      Capacity to Carry on Business

         Avanir is qualified to do business in all jurisdictions where the nature, location or character of its business requires, except to the extent the failure to be so qualified would not have a material adverse effect on Avanir's ability to perform its obligations under this Agreement.

4.8      Patents

         (a) Avanir owns the entire right, title and interest in the Patents set forth in Schedule A; provided that Avanir is still in the process of attending to formalities with respect to the recently filed PCT application (PCT/US02/33019), including establishing title in Avanir's name. All inventors are under a contractual obligation to assign rights in this invention to Avanir.

         (b) Except as set forth on Schedule E, Avanir is not aware of any infringement of, or other interference with the Patents by any Person.

         (c) To Avanir's knowledge, as of the date hereof (i) each of the Patents (excluding patent applications), and each claim therein is valid and enforceable according to its terms and does not interfere with any patent of any other Person; (ii) the Patents are the only patents issued or pending in respect of the specific subject matter claimed in the Patents and the inventions claimed in the Patent rights; (iii) the inventions claimed in the Patents are new, useful and not obvious; (iv) the Patents and the inventions claimed in them have not been dedicated to the public; (v) there has been no inequitable conduct or abuse of the Patents; and (vi) no disclaimer, except any terminal disclaimer, has been filed in respect of the Patent rights nor has there been made or permitted any other voluntary reduction in the scope of the Patent rights.

         (d) The Patents are free and clear of all liens, charges, security interests, mortgages, options, privileges, pledges, trusts or deemed trusts (whether contractual, statutory or otherwise) and any other encumbrance, right or claim of any other person of any kind whatsoever, except with respect to the license set forth on Schedule D.

4.9      Docosanol Licenses

         (a) Schedule D sets forth a true and complete list of all licenses granted by Avanir with respect to the Patents (the "Patent Licenses"). The licenses are all in good standing in full force and effect with no amendments except as disclosed on Schedule D, and to Avanir's knowledge, are valid and binding obligations of the parties thereto enforceable in accordance with their respective terms.

         (b) To Avanir's knowledge, each party who is bound by the licenses set forth on Schedule D has complied with all material terms thereof, has paid all amounts due thereunder, has not waived any material rights thereunder and no material default or breach exists in respect thereof on the part of any of the parties thereto and no event has occurred which, after the giving of notice or the lapse of time or both, would constitute such a material default or breach.

4.10     Trademarks

         (a) Schedule B sets forth a true and complete list of all trademarks, trademark applications and domain names assigned by Avanir to SB pursuant to the SB License Agreement (the "Trademarks").

         (b) As of the date hereof, Avanir is not aware of any infringement of, passing-off related to, or other interference with the Trademarks by any Person.

         (c) To Avanir's knowledge, as of the date hereof, each of the Trademarks do not interfere with any trademark of any other Person.

4.11     Disclosure

         (a) The Agreement and the Closing Documents delivered by Avanir to DRC USA in connection with this Agreement do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein or therein in view of the circumstances under which they were made not misleading.

         (b) Avanir is not aware of any change, event or occurrence that has taken place that has had a material adverse effect on the sales of the Product or on the Patents or the SB License Agreement.

                                   ARTICLE V.
                    REPRESENTATIONS AND WARRANTIES OF DRC USA

         DRC USA represents and warrants to Avanir as follows and acknowledges that Avanir is relying on such representations and warranties in entering into this Agreement:

5.1      Corporate Matters

         (a) DRC USA is a corporation duly incorporated, organized and validly existing under the laws of Nevada.

         (b) DRC USA has all necessary power and capacity to execute and deliver, and to observe and perform its covenants and obligations under this Agreement and the Closing Documents to which it is a party.

         (c) DRC USA has taken all corporate action necessary to authorize the execution and delivery of, and the observance and performance of its covenants and obligations under, this Agreement and the Closing Documents to which it is a party.

         (d) This Agreement and each Closing Document to which DRC USA is a party has been or will be duly executed and delivered by DRC USA, and this Agreement and each Closing Document to which DRC USA is a party, constitutes or will constitute a legal, valid and binding obligation of DRC USA enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity.

5.2      Financial Resources

         As of the Closing Date, DRC USA will have the financial resources to pay the Purchase Price at the Closing in accordance with the terms of this Agreement.

                                  ARTICLE VI.
                                    CLOSING

6.1      Closing

         The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place on such date and at such time as the Parties may agree (such time and date being herein referred to respectively as a "Time of Closing" and the "Closing Date").

6.2      Conditions to Closing

         (a) Conditions to the Obligations of DRC USA. The obligations of DRC USA to consummate the transactions contemplated by this Agreement at the Closing are, at its option, subject to the following conditions:

                  (i) Performance of Agreement. All covenants in this Agreement to be performed by Avanir at or before the Closing have been performed in all material respects.

                  (ii) Accuracy of Representations and Warranties. The representations and warranties of Avanir set forth in this Agreement shall be true and correct in all material respects both on the date of this Agreement and as of the Closing Date, except that the accuracy of the representations and warranties that by their terms speak as of a specified date will be determined as of such date.

                  (iii) Consent and Acknowledgement. Avanir shall have obtained from SB and GSK a Consent and Acknowledgement to the transfer of an undivided interest in the SB License Agreement with respect to the Product in the Field in the Territory to the extent set forth in this Agreement, substantially in the form of Exhibit B hereto (the "Consent and Acknowledgment").

                  (iv) No Encumbrance. The rights transferred to DRC USA pursuant to this Agreement shall be free and clear of all liens, charges, security interest, mortgage, option, privilege, pledge, trust or deemed trust (whether contractual, statutory or otherwise) and any other encumbrance, right or claim of any other person of any kind whatsoever ("Encumbrance").

                  (v) Security Agreement. Avanir shall have entered into a security agreement with respect to the Collateral substantially in the form of Exhibit D (the "Security Agreement").

                  (vi) Intellectual Property Assurances. DRC USA will have obtained an opinion, or other assurances which are commercially reasonable in the circumstances of the transactions contemplated by this Agreement, with respect to the Patents.

         (b) Conditions to the Obligations of Avanir. The obligations of Avanir to consummate the transactions contemplated by this Agreement at the Closing are, at its option, subject to the following conditions:

                  (i) Performance of Agreement. All covenants in this Agreement to be performed by DRC USA at or before the Closing have been performed in all material respects.

                  (ii) Accuracy of Representations and Warranties. The representations and warranties of DRC USA set forth in this Agreement shall be true and correct in all material respects both on the date of this Agreement and as of the Closing Date, except that the accuracy of the representations and warranties that by their terms speak as of a specified date will be determined as of such date.

                  (iii) Consent and Acknowledgment. Avanir shall have obtained from SB and GSK the signed Consent and Acknowledgment.

6.3      Deliveries at Closing

         (a) Deliveries by DRC USA. DRC USA hereby agrees to deliver to Avanir at the Closing:

                  (i) confirmation of the wire transfer to the following Avanir bank account of an amount equal to the Purchase Price:

                           Wachovia Securities, Inc.
                           Roanoke, Virginia,

                  (ii) a certificate of the President and Chief Executive Officer of DRC USA certifying that the conditions set forth in Sections 6.2(b)(i) and (b)(ii) have been satisfied; and

                  (iii) such other documents and instruments as Avanir may reasonably require to give effect to and carry out the transactions contemplated herein.

         (b) Deliveries by Avanir. Avanir agrees to deliver to DRC USA at the Closing:

                  (i) the Consent and Acknowledgement of SB and GSK to this Agreement, contemplated by Section 6.2(a)(iii);

                  (ii)     the Security Agreement contemplated by
                           Section 6.2(a)(v);

                  (iii)    an opinion in a form satisfactory to DRC USA;

                  (iv)     a certificate of the Secretary of Avanir attaching
                           (A) the articles of incorporation and bylaws of Avanir and (B) the resolutions of the board of directors approving the transactions contemplated hereby;

                  (v) a certificate of the President and Chief Executive Officer of Avanir certifying that the conditions set forth in Sections 6.2(a)(i) and (a)(ii) have been satisfied; and

                  (vi) such other documents and instruments as DRC USA may reasonably require to give effect to and carry out the transactions contemplated herein.

                                  ARTICLE VII.
                                INDEMNIFICATION

7.1      Third Party Claims

         (a) Avanir and DRC USA each agrees as the "Indemnifying Party" to indemnify and save harmless the other (the "Indemnified Party"), effective as and from the date hereof, from and against any claims, demands, actions, causes of action, damage, loss (other than loss of profit unrelated to the Royalty Revenues), cost, liability or expense ("Claims") which may be made or brought against the Indemnified Party or which it may suffer or incur as a result of, in respect of, or arising out of an action brought by a Third Party relating to (a) any non-fulfillment of any covenant or agreement on the part of the Indemnifying Party under this Agreement or any Closing Document, or (b) any material incorrectness in or breach of any representation or warranty of the Indemnifying Party contained herein or in any Closing Document. Any amount which an Indemnifying Party is required to pay to an Indemnified Party pursuant to this Section is called an "Indemnified Loss".

         (b) If a Claim is made against an Indemnified Party by a Third Party for which the Indemnified Party may be entitled to indemnification under
Section 7.1, the Indemnified Party shall give notice (the "Indemnity Notice") to the Indemnifying Party specifying the particulars of such claim within ten (10) days after it receives notification of the Claim. Failure to give such notice within such time period shall not prejudice the rights of an Indemnified Party, except to the extent that the failure to give such notice materially adversely affects the ability of the Indemnifying Party to defend the Claim or to cure the breach or incorrectness of the representation, warranty, covenant or agreement giving rise to the Claim. The Indemnifying Party shall have the right to participate in any negotiations or proceedings with respect to a Claim at the expense of the Indemnifying Party. The Indemnified Party shall not settle or compromise any Claim without the prior written consent of the Indemnifying Party (which consent will not be unreasonably withheld or delayed), unless the Indemnifying Party has not, within ten (10) Business Days after the giving of the Indemnity Notice, given notice to the Indemnified Party that it wishes to dispute such Claim. If the Indemnifying Party does give such a notice, it shall have the right, at its expense, to assume the defense of such Claim and to defend the Claim in the name of the Indemnified Party. The Indemnified Party shall provide to the Indemnifying Party all files, books, records and other information in its possession or control which may be relevant to the defense of such Claim. The Indemnified Party shall co-operate in all reasonable respects in the defense of such Claim at the Indemnifying Party's expense. If the Indemnifying Party fails, after assuming the defense of such Claim, diligently and reasonably to defend such Claim throughout the period that such Claim exists, its right to defend the Claim shall terminate and the Indemnified Party may assume the defense of such Claim at the expense of the Indemnifying Party. In such event, the Indemnified Party may compromise or settle such Claim without the consent of the Indemnifying Party.

7.2      Limits on Indemnification

         No Indemnified Party shall be entitled to indemnification under this
Article VII for any Indemnified Loss until the aggregate amount of Indemnified Losses incurred by such Indemnified Party exceeds $250,000, in which event, such Indemnified Party shall be entitled only to receive amounts of the Indemnified Losses in excess of $250,000. Further, no Indemnifying Party shall be liable to pay any amounts for Indemnified Losses under this Article VII in excess of an aggregate of $2,000,000.

                                 ARTICLE VIII.
                                   COVENANTS

         The Parties covenant and agree as follows:

8.1      Cooperation

         The Parties shall cooperate fully with each other in furnishing any information and performing any action reasonably required by the other Party to facilitate the prompt and successful consummation of the transactions contemplated by this Agreement.

8.2      Non-Interference

         During the term of this Agreement, Avanir shall not, either alone or in partnership or jointly with any other Person, carry on or be engaged in any activity that would adversely affect the sales of the Product in the Field in the Territory or the rights of DRC USA to receive Royalty Revenues pursuant to this Agreement.

8.3      Access

         From the date hereof until Closing, DRC USA, its counsel and its other authorized representatives shall have reasonable access during normal business hours and upon reasonable notice to the books and records of Avanir that relate to the SB License Agreement and the right to make copies of all such books and records.

8.4      Other Information

         (a) Avanir and DRC USA shall cooperate to ensure that each Party has received copies of all notices and correspondence with respect to the SB License Agreement.

         (b) If requested by DRC USA, Avanir shall provide DRC USA a complete status report of all Collateral. Upon request by DRC USA, Avanir shall deliver to counsel for DRC USA copies of any such Collateral.

         (c) Avanir shall notify DRC USA in writing at the address set forth in Section 11.9 at least sixty days prior to any voluntary abandonment of any Collateral (other than items of Collateral that are not useful or beneficial to the business and operations of Avanir).

         (d) Avanir shall make available to DRC USA upon reasonable notice and during regular business hours the officers of Avanir who have information regarding (i) the SB License Agreement, the Patents, the Trademarks, the Know-How and (ii) any other license agreements related to the Patents or any other documents affecting the present or future title or rights to use the Patents.

8.5      Patents

         (a) During the term of this Agreement, in the event that Avanir shall make, conceive or reduce to practice any invention or discovery with respect to the Product in the Field in the Territory, Avanir shall promptly provide written notice of such invention or discovery to DRC USA.

         (b) Avanir shall provide DRC USA notice of the filing of any patent application arising out of an invention or discovery under Section 8.5(a) hereof.

8.6      SB License Agreement

         (a) Each Party shall not, with respect to the SB License Agreement, including its rights to receive certain Royalty Revenues, (i) purport to forgive, release, or compromise any amount owed to the other Party under the SB License Agreement with respect to the Product in the Field in the Territory or (ii) purport to waive, cancel or otherwise relinquish any rights under the SB License Agreement with respect to the Product in the Field in the Territory. Avanir shall not fail to exercise any retained right or power under the SB License Agreement, which in Avanir's reasonable business judgment would adversely affect the Royalty Revenues transferred to DRC USA hereunder; provided, however, that Avanir shall have no obligation to prosecute, maintain or defend the Patents.

         (b) Each Party acknowledges and agrees that the other Party has a fundamental interest in the performance by SB of its obligations pursuant to the SB License Agreement and that the material failure of SB to perform its duties and responsibilities in accordance with the SB License Agreement may adversely affect each Party's rights to receive Royalty Revenues hereunder. Accordingly, if SB fails or neglects to perform covenants or provisions in any material respect under the SB License Agreement, each Party shall notify the other Party of such material failure or neglect within ten (10) Business Days and shall consult with the other Party as to such material failure or neglect. Each such notification shall contain full particulars of the material failure or neglect described therein. Each Party agrees to cooperate with the other Party with respect to any commercially reasonable action that the Parties agree shall be taken in order to remedy such material failure or neglect. In the event that a Party fails to so cooperate, the other Party shall have the right, but not the obligation to pursue, enforce and defend any of the rights of such Party under the SB License Agreement and such Party shall be deemed to have appointed and authorized the other Party with full power and substitution, as its attorney in fact, (such appointment coupled with an interest) to take or bring, in the name of DRC USA or Avanir, as the case may be, all steps, actions, suits or proceedings and execute all documents deemed necessary or desirable to enforce the SB License Agreement pursuant to this Section 8.6(b) hereof. Insofar as permissible under Applicable Law, this power of attorney shall survive the bankruptcy, insolvency, dissolution or wind-up of a Party.

         (c) If, during the term of this Agreement, Avanir elects not to prosecute, maintain or defend any of the Patents and SB does not elect to undertake such prosecution, maintenance or defense pursuant to the terms of the SB License Agreement, Avanir shall give DRC USA notice thereof, and DRC USA shall thereafter have the right, at its sole expense, to prosecute, maintain or defend such Patents. In the event that DRC USA undertakes such obligation, Avanir shall be deemed to have appointed and authorized DRC USA with full power and substitution, as its attorney in fact, (such appointment coupled with an interest) to take or bring, in the name of Avanir, all steps, actions, suits or proceedings and execute all documents deemed necessary or desirable to prosecute, maintain or defend such Patents. Insofar as permissible under Applicable Law, this power of attorney shall survive the bankruptcy, insolvency, dissolution or wind-up of Avanir.

8.7      Patent Litigation

         (a) In the event that Avanir becomes aware of (i) the institution of any suit by a Third Party against Avanir, SB, any Affiliate of SB, or any permitted sublicensee or distributor for patent infringement or other claims involving the Product or the Patents anywhere in the Territory or (ii) actual or threatened infringement of a Patent, Avanir shall promptly provide written notice to DRC USA.

         (b) To the extent Avanir has knowledge of the following, Avanir shall provide DRC USA with notice of the material events regarding any litigation or settlement concerning the Product or the Patents.

8.8      Books and Records

         Avanir shall maintain at its usual place of business up-to-date records, reports, accounts, books and files that shall accurately reflect all particulars known to or under the control of Avanir which pertain to the Product.

8.9      Notification

         Avanir shall, subject to its obligations of confidentiality with Third Parties, promptly notify DRC USA in writing of any Event of Default and each such notification shall contain a summary of such Event of Default.

8.10     Further Licenses

         Avanir shall provide written notice to DRC USA in the event that Avanir shall enter into any additional license agreements with respect to the Patents in the Field in the Territory. The written notice to DRC USA shall provide full particulars, subject to any applicable confidentiality obligations of Avanir and shall confirm that the licensee has notice of and consented to the rights of DRC USA to the Patents.

8.11     Transfer of Patents

         As long as this Agreement remains in effect, Avanir shall not sell, assign or otherwise transfer or encumber the Patents or any interest therein (any such transaction being referred to in this Section 8.11 as a "Transfer"), except in a transaction that is consistent with and preserves the undivided interest conveyed to DRC USA under Section 2.1 and all of the related rights of DRC USA under this Agreement and the Security Agreement (including DRC USA's rights under this Section 8.11, which shall apply to any subsequent Transfer), as determined by Avanir in good faith and in consultation with DRC USA. Avanir shall not have any obligation to comply with the foregoing in the event (a) of a merger or consolidation with another entity, or any transaction or series of transactions that may result in a change of control of Avanir, or (b) Avanir enters into any Permitted License in accordance with Section 2(b) of the Security Agreement.

                                  ARTICLE IX.
                              TERM AND TERMINATION
9.1      Term

         This Agreement shall become effective as of the date first set forth above and, unless earlier terminated in accordance with the provisions of
Section 9.2, shall expire on the later of (i) December 13, 2013, and (ii) the date of expiration or invalidity of US Patent Number 4,874,794.

9.2      Termination

         (a) This Agreement shall terminate on the expiration of the term specified in Section 9.1, unless earlier terminated in accordance with this
Section 9.2.

         (b) This Agreement may be terminated before the Closing and the transactions contemplated hereunder shall thereupon be abandoned (i) by mutual written consent of the Parties or (ii) by either Party upon written notice at any time after December 6, 2002.

         (c) After Closing, DRC USA may terminate this Agreement upon written notice to Avanir of an Event of Default as set forth in Section 10.2.

9.3      Partial Termination of SB License Agreement

         If GSK exercises its right to terminate the SB License Agreement on a country-by-country basis pursuant to Paragraph 10.04 of that agreement, Avanir shall first have the option to undertake for a period of one hundred and eighty
(180) days from the date of the termination reasonable efforts to conclude a new license agreement on commercially reasonable terms to replace the SB License Agreement, in relevant part. In the event that Avanir undertakes to conclude a new license and such a license agreement is not concluded within the above period, Avanir shall have the right to elect to undertake marketing and distribution of the Product in the

Field in Territory, with respect to that country or countries that shall have been terminated by SB, for the term of the Agreement, by providing notice in writing to DRC USA within fifteen (15) Business days of the end of the above noted one hundred and eighty (180) day period. If Avanir (a) does not elect to conclude a new license or (b) elects to conclude a new license, but is not concluded within the above period and does not deliver to DRC USA the above notice to undertake marketing and distribution of the Product in the Field in the Territory, DRC USA shall be authorized to negotiate for and on behalf of Avanir a new license agreement on commercially reasonable terms and conditions acceptable to Avanir and DRC USA. Avanir agrees to execute and abide by any such new license agreement.

9.4      Termination of SB License Agreement

         If Avanir exercises its right to terminate the SB License Agreement in its entirety under the provisions of Paragraphs 10.03 or 10.05 of that agreement, or if SB exercises its right to terminate the SB License Agreement in its entirety under the provisions of Paragraphs 10.03 or 10.04 of that agreement, Avanir shall first have the option to undertake for a period of one hundred and eighty (180) days from the date of the termination reasonable efforts to conclude a new license agreement on commercially reasonable terms to replace the SB License Agreement. In the event that Avanir undertakes to conclude a new license and such a license agreement is not concluded within the above period, Avanir shall have the right to elect to undertake marketing and distribution of the Product in the Field in Territory for the term of the Agreement, by providing notice in writing to DRC USA within fifteen (15) Business days of the end of the above noted one hundred and eighty (180) day period. If Avanir (a) does not elect to conclude a new license or (b) elects to conclude a new license, but is not concluded within the above period and does not deliver to DRC USA the above notice to undertake marketing and distribution of the Product in the Field in the Territory, DRC USA shall be authorized to negotiate for and on behalf of Avanir a new license agreement on commercially reasonable terms and conditions acceptable to Avanir and DRC USA. Avanir agrees to execute and abide by any such new license agreement

9.5      Survival

         The provisions of Section 1, Article VII, Sections 9.5, 11.1, 11.8 and
11.9 shall survive and continue notwithstanding the termination or expiration of this Agreement. Upon any termination of this Agreement, each Party shall promptly return to the other Party all information received from such Party, provided that each Party may keep one copy of such information for record-keeping purposes.

                                   ARTICLE X.
                                EVENTS OF DEFAULT

10.1     Events of Default

         Each of the following events shall constitute an event of default (an "Event of Default") under this Agreement:

         (a) if Avanir fails to observe or perform in any material respect any of the agreements set forth in Sections 2.2, 8.11, 9.3 and 9.4 and does not remedy such failure within thirty (30) days after receiving notice from DRC USA specifying the failure and requiring that it be remedied (or if incapable of remedy within thirty (30) days, then such longer period, not to exceed a further fifteen (15) days as may be reasonable to remedy such failure provided Avanir uses all commercially reasonable efforts throughout such period to remedy the same);

         (b) termination of the SB License Agreement by SB pursuant to the provisions of Paragraph 10.05 thereof; or

         (c) in the event of the entry of an order for relief with respect to Avanir as a debtor in a proceeding under the U.S. Bankruptcy Code, and (i) the rejection of the SB License Agreement by or on behalf of Avanir under
Section 365 of the U.S. Bankruptcy Code and (ii) SB fails to elect to retain its rights under the SB License Agreement pursuant to Section 365(n) of the U.S. Bankruptcy Code.

10.2     Remedies upon Event of Default

         Upon the occurrence of any Event of Default that is continuing and not waived by DRC USA then, DRC USA may, at its option, terminate this Agreement and/or exercise its rights under the Security Agreement.

10.3     Specific Performance

         Each of the Parties acknowledge that the other Party may have no adequate remedy at law if it fails to perform its obligations under Sections 8.1, 8.2 and 8.4 to 8.10 of this Agreement. In such event, each of the Parties agrees that the other Party shall have the right, in addition to any other rights it may have at law or in equity, to specific performance of the Agreement.

10.4     Partial Exercise of Rights

         No single or partial exercise of rights by DRC USA under this Agreement shall preclude any other or further exercise thereof or preclude any other right or remedy at law or in equity.

                                  ARTICLE XI.
                                    GENERAL

11.1     Confidentiality

         During the term of this Agreement and for five (5) years thereafter, each of DRC USA, its Affiliates and Avanir shall not use, reveal or disclose to Third Parties any information received from the other Party in connection with the Agreement (including any information or reports provided to DRC USA or its Affiliates by SB or GSK), as well as the terms of this Agreement, without first obtaining the written consent of the disclosing or other Party, except as may be otherwise provided herein. This confidentiality obligation shall not apply to information which (a) is or becomes a matter of public knowledge, (b) is already in the possession of the receiving Party, (c) is disclosed to the receiving Party by a Third Party having the right to do so, or (d) is required by Applicable Law to be disclosed. The Parties shall take reasonable measures to assure that no unauthorized use or disclosure is made.

11.2     Survival of Representations and Warranties

         All representations and warranties made by either Party in this Agreement or in any Closing Document shall survive the Closing for a period of one year.

11.3     Amendment

         This Agreement may be amended or supplemented only by a written agreement signed by each Party.

11.4     Waiver of Rights

         Any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

11.5     Tender

         Any tender of documents or money hereunder may be made upon the Parties or their respective counsel and money shall be tendered by certified check, bank draft or wire transfer, as mutually agreed by the Parties.

11.6     Performance on Holidays

         If any action is required to be taken pursuant to this Agreement on or by a specified date which is not a Business Day, then such action shall be valid if taken on or by the next succeeding Business Day.

11.7     Financial Reporting Standards

         All accounting and financial terms used herein and the treatment of any accounting matter contemplated herein, unless specifically provided to the contrary, shall be interpreted and applied in accordance with GAAP.

11.8     Expenses

         Each Party shall pay all expenses it incurs in authorizing, preparing, executing and performing this Agreement and the transactions contemplated hereunder, whether or not the Closing occurs, including all fees and expenses of its legal counsel, brokers, accountants or other representatives or consultants.

11.9     Notices

         Any notice, demand or other communication (in this Section, a "Notice") required or permitted to be given or made hereunder shall be in writing and shall be sufficiently given or made if:

         (a) delivered in person during normal business hours of the recipient on a Business Day and left with a receptionist or other responsible employee of the recipient at the relevant address set forth below;

         (b) except during any period of actual or imminent interruption of postal services due to strike, lockout or other cause, sent by registered mail; or

         (c) sent by Transmission, charges prepaid and confirmed by registered mail as provided in Subsection (b);

         in the case of a notice to Avanir at:

                  Avanir Pharmaceuticals
                  11388 Sorrento Valley Drive
                  Suite 200
                  San Diego California 92121

                  Attention: President and CEO
                  Fax No.: (858) 658-7455

         with a copy to Heller Ehrman White & McAuliffe LLP at:

                  Heller Ehrman White & McAuliffe LLP
                  4350 La Jolla Village Drive
                  7th Floor
                  San Diego, California 92122-1246
                  Attention: Alan Jacobs, Esq.
                  Fax No.: (858) 450-8499

         and in the case of a notice to DRC USA at:

                  Drug Royalty USA, Inc.
                  101 Convention Center Drive
                  Suite 850
                  P.O. Box 50401
                  Las Vegas, Nevada 89109 U.S.A
                  Attention: Behzad Khosrowshahi
                  Fax No.: (702) 598-3651

         with a copy to Drug Royalty Corporation at:

                  Drug Royalty Corporation
                  Royal Bank Plaza, Ste: 3120
                  South Tower
                  200 Bay Street
                  Toronto, Ontario
                  Canada M5J 2J3
                  Attention: Behzad Khosrowshahi
                  Fax No.: (416) 863-5161

         and with a copy to Borden Ladner Gervais LLP at:

                  40 King Street West
                  Suite 4200
                  Toronto, Ontario
                  Canada M5H 3Y4
                  Attention: Jeffrey S. Graham
                  Fax No. (416) 361-7377

         Any Notice so given shall be deemed to have been given and to have been received (a) on the day of delivery, if so delivered, (b) on the fifth Business Day (excluding each day during which there exists any interruption of postal services due to strike, lockout or other cause) following the mailing thereof, if so mailed, and (c) on the day following the day Notice was sent by Transmission, provided such day is a Business Day and if not, on the first Business Day thereafter. Addresses for Notice may be changed by giving notice in accordance with this Section.

11.10    Assignment

         Upon notice in writing to Avanir, this Agreement and any or all of the rights or obligations of DRC USA under this Agreement and under the SB License Agreement shall be assignable. Neither this Agreement, nor any or all of the rights or obligations hereunder shall be assignable by Avanir without the prior written consent of DRC USA, which shall not be unreasonably withheld; provided that such consent shall not be required in the event of a merger, reorganization or acquisition of Avanir, or the sale by Avanir of all or substantially all of its assets. Subject thereto, this Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors (including any successor by reason of merger, reorganization, sale of assets or statutory arrangement of any Party) and permitted assigns.

11.11    Further Assurances

         Each Party shall do such acts and shall execute such further documents, conveyances, deeds, assignments, transfers and the like, and will cause the doing of such acts and will cause the execution of such further documents as are within its power as any other Party may in writing at any time and from time to time reasonably request be done and/or executed, in order to give full effect to the provisions of this Agreement and the Closing Documents.

11.12    Independent Parties

         Nothing contained in this Agreement shall in any way or for any purpose constitute any Party a partner or agent or legal representative of any other Party in the conduct of any business or otherwise or a member of a joint venture or joint enterprise or create any fiduciary relationship among them. No Party shall have any authority to act for or to assume any obligation or responsibility on behalf of any other and no Party shall have any authority to bind any other Party to act or to undertake any obligation or responsibility whatsoever.

11.13    Public Announcements

         The Parties agree to discuss and coordinate all public announcements concerning the transactions contemplated herein, except as may be necessary, in the opinion of counsel to the Party making such disclosure, to comply with the requirements of any Applicable Law. If any such public statement or release is so required, the Party making such disclosure shall consult with the other Party prior to making such statement or release, and the Parties shall use reasonable efforts, acting in good faith, to agree upon a text for such statement or release which is satisfactory to all Parties.

11.14    Severability

         If any covenant, obligation or provision of this Agreement or the application thereof to any Person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such covenant, obligation or agreement to Persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each covenant, obligation and provision of this Agreement shall be separately valid and enforceable to the fullest extent permitted by law.

11.15    Counterparts

         This Agreement may be executed in any number of counterparts and by facsimile transmission. Each executed counterpart shall be deemed to be an original. All executed counterparts taken together shall constitute one agreement.

11.16    Facsimile Execution

         To evidence the fact that it has executed this Agreement, a Party may send a copy of its executed counterpart to the other Party by facsimile transmission. That Party shall be deemed to have executed this Agreement on the date it sent such facsimile transmission. In such event, such Party shall forthwith deliver to the other Party the counterpart of this Agreement executed by such Party.

         TO WITNESS THEIR AGREEMENT, the Parties have duly executed this Agreement on the date first set forth above.

                                  AVANIR PHARMACEUTICALS

                                  By:    /s/Gerald J. Yakatan
                                         -------------------------------------
                                  Name:     Gerald J. Yakatan
                                         -------------------------------------
                                  Title: President and Chief Executive Officer
                                         -------------------------------------

                                  DRUG ROYALTY USA, INC.

                                  By:    /s/Behzad Khosrowshahi
                                         -------------------------------------
                                  Name:     Behzad Khosrowshahi
                                         -------------------------------------
                                  Title: President and Chief Executive Officer
                                         -------------------------------------

                  SIGNATURE PAGE TO LICENSE PURCHASE AGREEMENT